Exhibit 99.1

Bally’s International Interactive

Condensed carve-out consolidated interim financial statements

For the six months ended 30 June 2025

Bally’s International Interactive

Contents

Page:

2	Independent review report

4	Management discussion

5	Condensed carve-out consolidated interim balance sheet

6	Condensed carve-out consolidated interim statement of comprehensive income

7	Condensed carve-out consolidated interim cash flow statement

8 -16	Selected explanatory notes to the condensed carve-out consolidated interim financial statements

Independent Auditor’s review report on condensed carve-out consolidated interim financial information of Bally’s International Interactive Gaming Business

Conclusion

We have reviewed Bally’s International Interactive Gaming Business (“the Business”) condensed carve- out consolidated interim financial statements (the “interim financial statements”) as at 30 June 2025 and for the six months period then ended (the “period”).

The interim financial statements comprise:

●	the condensed carve-out consolidated profit and loss accounts for the period ended 30 June 2025;

●	the condensed carve-out consolidated balance sheet as at 30 June 2025;

●	the condensed carve-out consolidated cashflow statements for the period then ended; and

●	selected explanatory notes to the condensed carve-out consolidated interim financial statements.

The interim financial statements included in the condensed carve-out consolidated interim financial statements of the Business have been prepared in accordance with International Accounting Standard 34, 'Interim Financial Reporting' with specific carve-out adjustments as set out the basis of preparation note detailed in Note 2.

Based on our review, nothing has come to our attention that causes us to believe that the condensed carve-out consolidated interim financial statements are not prepared, in all material aspects, in accordance with International Accounting Standard 34 “Interim Financial Reporting” and the specific carve-out adjustments as set out in the basis of preparation in Note 2.

Basis for conclusion

We conducted our review in accordance with International Standard on Review Engagements 2410, ‘Review of Interim Financial Information Performed by the Independent Auditor of the Entity’. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

As disclosed in Note 2, the annual financial statements of the Business are prepared in accordance with International Financial Reporting Standards. The condensed carve-out consolidated interim financial statements have been prepared in accordance with International Accounting Standard 34 “Interim Financial Reporting”.

Conclusions relating to going concern

Based on our review procedures, which are less extensive than those performed in an audit as described in the Basis for conclusion section of this report, nothing has come to our attention to suggest that the directors have inappropriately adopted the going concern basis of accounting or that the directors have identified material uncertainties relating to going concern that are not appropriately disclosed. This conclusion is based on the review procedures performed in accordance with ISRE 2410; however, future events or conditions may cause the group to cease to continue as a going concern.

Responsibilities of management and those charged with governance for the financial statements

The interim financial statements are the responsibility of, and have been approved by, management. Management is responsible for preparing the condensed carve-out consolidated interim financial statements. In preparing the condensed carve-out consolidated interim financial statements, management is responsible for assessing the Business’ ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Business or to cease operations, or has no realistic alternative but to do so.

Auditor’s responsibilities for the review of the financial information

Our responsibility is to express a conclusion on the condensed carve-out consolidated interim financial statements based on our review. Our conclusion is based on procedures that are less extensive than audit procedures, as described in the Basis for conclusion paragraph of this report. This report, including the conclusion, has been prepared for the purpose of meeting certain requirements in connection with the listing of Intralot ordinary shares on the Athens Stock Exchange, including inclusion in the prospectus in connection therewith, and inclusion in an offering memorandum for Intralot bonds and may not be suitable for another purpose.

To the fullest extent permitted by law, we do not, in giving this conclusion, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

/s/ Grant Thornton (NI) LLP

Grant Thornton (NI) LLP

Chartered Accountants & Statutory Auditors

Belfast

Date: 09 September 2025

Bally’s International Interactive

Management Discussion

Principal activity

Bally’s International Interactive ('BII' or the 'Company') is the digital division of Bally’s Corporation outside of North America, recognised as an iCasino and iGaming specialist, offering a wide range of products and games. BII business contains a UK and Spanish interactive businesses, a UK retail casino acquired in Q4 2024, and B2B/royalties licensing for certain intellectual properties (‘IP’).

Transaction

It is proposed that Intralot Group will acquire BII in Q4 of 2025. The transaction perimeter comprises of UK and Spain B2C businesses and a B2B business relating to licensing for certain IP. Bally’s Corporation does not prepare regular accounts for the specific transaction perimeter.

Results and performance

For the six months ended 30 June 2025, BII reported net gaming revenue (‘NGR’) of €366.2 million, representing a 12.7% increase from the same period in the prior year (€325.1 million). This growth was primarily due to organic growth. Variable costs increased for the period ended 30 June 2025 in line with revenue growth.

Profitability

Net income before taxes increased to €131.0 million for the six months ended 30 June 2025 (six months ended 30 June 2024: €97.3 million), due to organic growth, prior period including €11.8 million impairment charge, and disciplined cost management in the current period.

Cash Flow and Liquidity

Net cash generated from operating activities was €169.7 million for the six months ended 30 June 2025 (six months ended 30 June 2024: €137.9 million). BII has maintained a strong liquidity position with €25.5 million in cash and cash equivalents at period-end.

Bally’s International Interactive

Carve-out interim consolidated balance sheet

as at 30 June 2025 and 31 December 2024

ASSETS	Note	As at 30 Jun. 2025 (€m)	As at 31 Dec. 2024 (€m)
Cash	11	25.5	31.0
Player deposit cash	11	12.2	12.7
Trade and other receivables	12	27.4	24.6
Tax receivables		5.2	5.6
Intercompany loans and other receivables		116.0	9.2
Total current assets		186.3	83.1
Tangible assets	8	11.6	12.8
Intangible assets, net	9	103.1	100.6
Goodwill	10	1,070.2	1,100.7
Right-of-use assets	15	36.6	39.2
Deferred tax asset		0.1	-
Other long-term receivables		1.3	4.5
Total non-current assets		1,222.9	1,257.8
Total assets		1,409.2	1,340.9

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	13	96.9	104.8
Other short-term payables		50.0	43.3
Current portion of provisions		0.9	1.0
Current portion of lease liabilities	15	5.9	4.9
Interest payable		0.7	0.9
Payable to players		10.1	10.1
Taxes payable		43.1	32.8
Total current liabilities		207.6	197.8
Other long-term payables		2.1	2.2
Provisions		0.2	0.2
Lease liabilities	15	46.4	50.1
Deferred tax liability		9.3	16.9
Total liabilities		265.6	267.2
Stockholders' equity
Net parent investment		697.0	664.8
Retained earnings		473.0	356.9
Other reserves		(26.4)	52.0
Total stockholders' equity		1,143.6	1,073.7
Total liabilities and stockholders' equity		1,409.2	1,340.9

The accompanying notes are an integral part of these Condensed carve-out consolidated interim financial statements

On behalf of the board

DocuSigned by:

Director

Bally’s International Interactive

Carve-out interim consolidated statement of comprehensive income as at 30 June 2025 and 31 December 2024

		For the six months ended 30 June
Revenue	Notes	2025 (€m)	2024 (€m)
Net gaming revenue	6	366.2	325.1
Expenses
Distribution costs	6	(155.2)	(143.9)
General and administrative	6	(72.4)	(71.2)
Impairment of assets	6	-	(11.8)
Foreign exchange (loss)/gain	6	(3.4)	1.9
Total expenses		(231.0)	(225.0)
Interest income	7	0.3	1.1
Interest expense	7	(4.5)	(3.9)
Total financing expenses		(4.2)	(2.8)
Net income before taxes		131.0	97.3
Tax expense		(15.0)	(23.5)
Net income		116.0	73.8
Foreign exchange translation		(0.6)	-
Total comprehensive income		115.4	73.8

The accompanying notes are an integral part of these Condensed carve-out consolidated interim financial statements

On behalf of the board

DocuSigned by:

Director

Bally’s International Interactive

Carve-out interim consolidated cash flow
as at 30 June 2025 and 31 December 2024

		For the six months ended 30 June
	Notes	2025 (€m)	2024 (€m)
Operating activities
Net income for the period		116.0	73.8
Amortisation and depreciation	8,9,15	11.1	11.0
Impairment of assets	10	-	11.8
Bad debt expense		0.3	3.5
Interest expense	7	4.5	3.9
Current tax expense		22.7	9.1
Deferred tax expense		(7.7)	14.5
Foreign exchange loss/(gain)		3.4	(1.9)
Working capital movements		30.3	5.4
Income taxes (paid)/refund received		(10.9)	6.7
Total cash provided by operating activities		169.7	137.8
Financing activities
Loans advanced to other Bally's subsidiaries		(114.1)	(129.0)
Supplier financing		6.3	35.1
Lease payments	15	(4.9)	(0.4)
Interest payments		(2.4)	(1.1)
Total cash used in financing activities		(115.1)	(95.4)
Investing activities
Purchase of tangible assets	8	(0.7)	(0.3)
Purchase of intangible assets	9	(10.3)	(14.0)
Total cash used in investing activities		(11.0)	(14.3)
Net increase / (decrease) in cash during the year		43.6	28.1
Cash, beginning of year		31.0	27.4
Exchange (loss) / gain on cash and cash equivalents		(49.1)	(26.6)
Cash on hand		25.5	28.9

The accompanying notes are an integral part of these Condensed carve-out consolidated interim financial statements

On behalf of the board

DocuSigned by:

Director

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements for the six months ended 30 June 2025 and 2024

1.	Reporting entity

BII is a multi-brand global casino and bingo operator. BII's brand portfolio includes Jackpotjoy, Rainbow Riches Casino, Botemania, Bally Casino, Double Bubble Bingo, Virgin Games and Monopoly Casino, with all games operated proprietary software owned by the Company.

2.	Basis of preparation

This note sets forth the basis of preparation for the special purpose condensed carve-out consolidated interim financial statements of BII, specifically the operations within the United Kingdom and Spain. These condensed carve-out consolidated interim financial statements comprise the Carve-out interim consolidated balance sheets as at June 30, 2025 and December 31, 2024 and the condensed carve-out consolidated interim profit and loss accounts and condensed carve-out consolidated interim cash flow statements for the six months ended June 30, 2025 and 2024, and selected notes to the financial statements (collectively the “Condensed carve-out consolidated interim financial statements”).

These Condensed carve-out consolidated interim financial statements have been prepared in accordance with the underlying accounting principles contained within International Financial Reporting Accounting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’), except for the specific carve-out adjustments detailed below. These Condensed carve-out consolidated interim financial statements do not contain a Statement of Changes in Equity as required under IFRS.

These Condensed carve-out consolidated interim financial statements have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’. They do not include all of the information required in annual financial statements in accordance with IFRS Accounting Standards, and should be read in conjunction with the Carve-out consolidated financial statements for the year ended 31 December 2024.

The Condensed carve-out consolidated interim financial statements have been prepared using the single entity financial records from each relevant in-scope entity, as set out in Fig 1.1 within the Business with carve-out adjustments that tailor the financial information to exclusively represent the economic realities of the UK and Spain operations.

The following provides a summary of the carve-out adjustments made:

●	Adjustments have been made to exclude transactions that have been included in the scoped-in entities set out in Fig 1.1 but that do not relate to the UK and Spain operations. These transactions have been excluded because they do not form part of the International Interactive Gaming Business to be transferred in the proposed transaction.

●	Adjustments have been made to include transactions that relate to the UK and Spain operations but had been recorded in entities outside of the International Interactive Gaming business.

●	Adjustments have been made to exclude the impact of hedging arrangements that were held by Bally’s Holdings UK Limited as they are part of BII’s hedging strategy and not specifically for the International Interactive Gaming Business.

●	Adjustments have been made to exclude all investments in subsidiaries held by the scoped-in entities as these subsidiaries are not entities which are scoped in for the purposes of the carve out consolidated financial statements. These investments in subsidiaries would be eliminated by way of a group reorganisation prior to the proposed transaction. Transactions related to dividends and distributions to parent companies have also been excluded for the same reason.

●	Adjustments have been made to net off the intercompany receivable and payable balances to show the net amount receivable from outside the Business.

●	Retained earnings represents the accumulation of net income as reported in the Carve-out profit and loss statement, beginning with a nil balance as of December 31, 2022. This is due to the special purpose nature of these Condensed carve-out consolidated interim financial statements.

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

●	Other reserves consist of cumulative translation adjustments. These adjustments pertain to the net assets of in-scope entities with functional currencies differing from the reporting currency (EUR). In this instance, entities with GBP as their functional currency fall under this category. Consistent with the treatment of retained earnings, the opening balance for these reserves is also nil as of December 31, 2022.

●	Net parent investment includes the initial investment and represents the sole equity balance at the end of 2022 for these statements, essentially reflecting the opening net asset of the special purpose Condensed carve-out consolidated interim financial statements. Relevant transactions affecting this account include dividends distributed by the in-scope entities, capital contributions into these entities, and any effects emanating from corporate actions that involve the Business’ entities.

The following lists the entities that were included in the Condensed carve-out consolidated interim financial statements of BII:

Fig 1.1

1.	Ballys Estonia OU
2.	Ballys Finance Corporation Ltd
3.	Ballys Holdings Limited
4.	Ballys Holdings UK Limited
5.	Ballys Newcastle Limited
6.	Chelms LLC
7.	Games Spain Operations S.A.
8.	Gamesys Group Holdings Ltd
9.	Gamesys Jersey Ltd
10.	Gamesys Ltd
11.	Gamesys Network Ltd
12.	Gamesys Operations Ltd
13.	Gamesys Spain S.A.
14.	Horses Mouth Limited
15.	Gamesys Group Ltd
16.	JPJ Holding II Ltd.
17.	JPJ OPS SPAIN SA
18.	Mice and Dice Ltd
19.	Play Malta Plc

3.	Changes in accounting policy

The significant accounting policies used in preparing the Condensed carve-out consolidated interim financial statements are unchanged from those disclosed in the Carve-out consolidated financial statements for the year ended 31 December 2024 and have been applied consistently to all periods presented in the Condensed carve-out consolidated interim financial statements.

Standards and amendments effective for the period beginning 1 January 2025

BII has applied the following new and amended IFRS Accounting Standards for the first time in the annual reporting period ending 31 December 2025:

●	Amendments to IAS 21 – Lack of Exchangeability

These amendments do not have a material impact on BII’s Carve out consolidated financial statements.

4.	Summary of significant accounting judgements, estimates and assumptions

In preparing these Condensed carve-out consolidated interim financial statements, management has made judgements, estimates, and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income, expenses, and cash flows. Actual results may differ from these estimates.

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

The judgements, estimates and assumptions applied in the Condensed carve-out consolidated interim financial statements, including the key sources of estimation uncertainty, were the same as those applied in the Carve-out consolidated financial statements for the year ended 31 December 2024.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognised in the period in which the estimate is revised and in any future periods affected.

5.	Operating segments

BII operates an interactive gambling service segment as a single business segment and is managed as a single operating unit. The Chief Operating Decision Maker (‘CODM’), identified as the Board of Directors of Ballys Group, reviews BII’s performance and allocates resources based on the Condensed carve-out consolidated interim financial statements. Accordingly, BII has determined that it has one reportable segment under IFRS 8 Operating Segments.

BII’s revenue, profit or loss, assets, and liabilities are monitored on a consolidated basis, and no discrete financial information is prepared for separate business lines or geographical areas. Therefore, no additional segment information is presented.

All revenue is derived from external customers, and all non-current assets are in the UK and Spain.

6.	Revenue and expenses

Revenue

The following table summarizes BII’s breakdown of revenue for the six months ended 30 June 2025 and 2024.

	Six months ended 30 June 2025 (€m)	Six months ended 30 June 2024 (€m)
Gaming revenue	350.6	323.5
B2B revenue	15.6	1.6
Total revenue	366.2	325.1

Expense by nature

The following table summarizes BII’s expense by nature for the six months ended 30 June 2025 and 2024.

	Six months ended 30 June 2025 (€m)	Six months ended 30 June 2024 (€m)
Selling and marketing	38.4	40.9
Licensing fees	32.1	23.0
Gaming taxes	75.2	68.9
Processing fees	9.5	11.1
Compensation and benefits	41.9	38.1
Professional fees	3.5	4.1
General and administrative	15.9	18.0
Tangible and right of use asset depreciation	4.4	3.6
Intangible asset amortisation	4.8	5.6
Amortisation of acquisition related purchase price intangibles	1.9	1.8
Impairment of assets	-	11.8
Foreign exchange (gain)/loss	3.4	(1.9)
Total expenses	231.0	225.0

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

7.	Interest income and expense

The following table summarizes the components of interest income and interest expense for the six months ended 30 June 2025 and 2024.

Interest income

	Six months ended 30 June 2025 (€m)	Six months ended 30 June 2024 (€m)
Other interest income	0.3	0.3
Interest income from tax authority	-	0.8
Total interest income arising from financial assets	0.3	1.1

Interest expense

	Six months ended 30 June 2025 (€m)	Six months ended 30 June 2024 (€m)
Interest on bill of exchange	0.2	1.8
Interest expense on operating leases	2.3	1.9
Fair value adjustments on contingent consideration	0.3	-
Other interest expense	1.7	0.2
Total interest expense arising from financial liabilities	4.5	3.9

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

8.	Tangible assets

The following tables summarizes the continuity schedules for BII’s tangible assets.

As at 30 June 2025
	Fixtures and fittings	Hardware and equipment	Freehold Property	Leasehold Property	Total
	(€m)	(€m)	(€m)	(€m)	(€m)
Cost
Balance, 1 January 2025	12.8	32.8	3.0	1.5	50.1
Additions/transfers	0.5	0.1	-	0.1	0.7
Translation	(0.5)	(0.9)	-	(0.1)	(1.5)
Balance, 30 June 2025	12.8	32.0	3.0	1.5	49.3

Accumulated depreciation
Balance, 1 January 2025	(6.0)	(31.1)	-	(0.2)	(37.3)
Depreciation	(0.1)	(1.1)	-	(0.4)	(1.6)
Disposals/transfers	0.2	0.8	-	0.2	1.2
Balance, 30 June 2025	(5.9)	(31.4)	-	(0.4)	(37.7)

Carrying value, 30 June 2025	6.9	0.6	3.0	1.1	11.6

As at 31 December 2024
	Fixtures and fittings	Hardware and equipment	Freehold Property	Leasehold Property	Total
	(€m)	(€m)	(€m)	(€m)	(€m)
Cost
Balance, 1 January 2024	4.0	30.7	2.9	8.4	46.0
Additions/transfers	8.5	2.1	-	(7.3)	3.3
Translation	0.3	-	0.1	0.4	0.8
Balance, 31 December 2024	12.8	32.8	3.0	1.5	50.1

Accumulated depreciation
Balance, 1 January 2024	(5.2)	(27.7)	-	(0.5)	(33.4)
Depreciation	(2.0)	(1.6)	-	(0.1)	(3.7)
Disposals/transfers	1.2	(1.8)	-	0.4	(0.2)
Balance, 31 December 2024	(6.0)	(31.1)	-	(0.2)	(37.3)

Carrying value, 31 December 2024	6.8	1.7	3.0	1.3	12.8

Bally’s International Interactive

Carve-out interim consolidated cash flow statement
for the six months ended 30 June 2025 and 2024

9.	Intangible assets, net

The following tables summarizes the continuity schedules for BII’s intangible assets, net.

	Gaming licences (€m)	Software Development (€m)	PPA software (€m)	Computer Software (€m)	Customer Base (€m)	Total (€m)
Cost
Balance, 1 January 2025	0.4	77.2	72.4	5.7	2.6	158.3
Additions	-	10.3	-	-	-	10.3
Translation	-	(1.9)	-	(0.1)	-	(2.0)
Balance, 30, June 2025	0.4	85.6	72.4	5.6	2.6	166.6

Accumulated amortisation
Balance, 1 January 2025	(0.1)	(30.4)	(22.5)	(3.0)	(1.7)	(57.7)
Amortisation	-	(4.3)	(1.8)	(0.3)	(0.3)	(6.7)
Translation	-	0.8	-	-	0.1	0.9
Balance, 30, June 2025	(0.1)	(33.9)	(24.3)	(3.3)	(1.9)	(63.5)

Carrying value, 30 June 2025	0.3	51.7	48.1	2.3	0.7	103.1

	Gaming licences (€m)	Software Development (€m)	PPA software (€m)	Computer Software (€m)	Customer Base (€m)	Total (€m)
Cost
Balance, 1 January 2024	0.1	49.8	72.4	3.7	2.4	128.4
Additions	0.3	25.6	-	2.0	0.2	28.1
Translation	-	1.8	-	-	-	1.8
Balance, 31 December 2024	0.4	77.2	72.4	5.7	2.6	158.3

Accumulated amortisation
Balance, 1 January 2024	-	(20.4)	(18.9)	(2.1)	(0.9)	(42.3)
Amortisation	(0.1)	(10.0)	(3.6)	(0.9)	(0.8)	(15.4)
Impairment	-	-	-	-	-	-
Balance, 31 December 2024	(0.1)	(30.4)	(22.5)	(3.0)	(1.7)	(57.7)

Carrying value, 31 December 2024	0.3	46.8	49.9	2.7	0.9	100.6

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

10.	Goodwill

The following table summarizes the changes to the carrying value of goodwill for the six months ended 30 June 2025 and year ended 31 December 2024.

	Six months ended 30 June 2025 (€m)	Year ended 31 December 2024 (€m)
Cost
Opening balance, goodwill (cost)	1,115.7	1,055.1
Additions	-	1.1
Translation	(30.5)	59.5
Ending balance, goodwill (cost)	1,085.2	1,115.7

Accumulated impairment
Opening balance, goodwill impairment	(15.0)	(3.2)
Impairment	-	(11.8)
Ending balance, goodwill impairment	(15.0)	(15.0)
Ending balance, goodwill	1,070.2	1,100.7

11.	Cash and player deposits

The following table summarizes the cash and player deposit balances as at 30 June 2025 and 31 December 2024.

	As at 30 June 2025 (€m)	As at 31 December 2024 (€m)
Bank balances	25.5	31.0
Player deposits[1]	12.2	12.7
Total cash and player deposits	37.7	43.7

[1]Player	deposits – restricted cash consists of cash held by BII in relation to amounts payable to players.

12.	Trade and other receivables

The following table summarizes the trade and other receivable balances as at 30 June 2025 and 31 December 2024.

	As at 30 June 2025 (€m)	As at 31 December 2024 (€m)
Prepaid expenses	12.2	7.6
VAT receivables	3.3	4.4
Current account with tax authorities	6.1	5.7
Other trade receivables	5.8	6.9
Total trade and other receivables	27.4	24.6

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

13. Accounts payable and accrued liabilities

The following table summarizes the accounts payable and accrued liabilities balances as at 30 June 2025 and 31 December 2024.

	As at 30 June 2025 (€m)	As at 31 December 2024 (€m)
Trade payables	4.8	14.7
Accrued expenses	51.1	48.2
Gaming taxes, social security and other taxes	41.0	41.9
Total accounts payable and accrued liabilities	96.9	104.8

14. Financial instruments

BII’s financial instruments are classified and measured in accordance with IFRS 9 – Financial Instruments. The carrying amounts of financial assets and liabilities by category are as follows:

	As at 30 June 2025 (€m)	As at 31 December 2024 (€m)
Financial assets
Financial assets measured at FVTPL ¹	1.4	4.5
Financial assets measured at amortised cost ²	181.1	77.3
	182.5	81.8
Financial liabilities
Financial liabilities measured at amortised cost ³	159.2	160.4
	159.2	160.4

1.	Fair value through profit or loss: Includes other long-term receivables. These are measured at fair value, with changes recognised in profit or loss.

2.	Amortised cost: Includes cash, trade and other receivables, intercompany loans, and other debtors. These are held to collect contractual cash flows and are measured using the effective interest method.

3.	Includes trade payables, intercompany payables, other creditors, and accruals. These are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method.

Bally’s International Interactive

Notes to the Carve-out interim consolidated financial statements as at and for the six months ended 30 June 2025 and 2024

15. Leases

BII leases office space and data centres. The leases range from 1 to 8 years. Information about leases for which BII is a lessee is presented below:

Right of use assets

	Six months ended 30 June 2025 (€m)	Year ended 31 December 2024 (€m)
Opening balance, right of use assets	39.2	37.7
Additions	1.2	4.7
Depreciation charge for the period	(2.8)	(4.4)
Translation adjustment	(1.0)	1.2
Ending balance, right of use assets	36.6	39.2

Lease liabilities

	Six months ended 30 June 2025 (€m)	Year ended 31 December 2024 (€m)
Opening balance, lease liabilities	55.0	48.5
Additions	1.3	4.7
Interest expense for the period	2.4	4.0
Lease payments for the period	(5.0)	(2.8)
Translation adjustment	(1.4)	0.6
Ending balance, lease liabilities	52.3	55.0
Current	5.9	4.9
Non-current	46.4	50.1

16. Subsequent events

On July 1, 2025, BII entered into a definitive transaction agreement pursuant to which Intralot Group will acquire BII in a cash-and-shares transaction that values the business at an enterprise value of €2.7 billion. The consideration for the acquisition of BII will comprise a combination of €1.53 billion in cash paid by Intralot and €1.136 billion of newly issued shares delivered by Intralot to Bally’s Corporation.

The transaction will be implemented through Intralot’s direct or indirect acquisition of 100% of the equity of Bally’s Holdings Limited, a wholly-owned subsidiary of Bally’s Corporation and the current parent company of BII, in exchange for the cash and equity consideration described above.

Following the completion of the transaction, Intralot Group is expected to remain listed on the Athens Stock Exchange. Bally’s Corporation, currently Intralot’s largest shareholder, is expected to become the majority shareholder of Intralot as a result of the transaction. The completion of the transaction is expected to occur in the fourth quarter of 2025, subject to certain Intralot shareholder approvals, customary antitrust and gaming regulatory approvals and other customary closing conditions.

On August 5, 2025, BII announced a partnership with English Premier League football club Nottingham Forest. The deal will see BII become the club’s front of shirt sponsor for the forthcoming 2025/26 Premier League campaign, the club’s fourth consecutive season in England’s top flight football league.